
                         NOTICE OF GUARANTEED DELIVERY

                      FOR TENDER OF SHARES OF COMMON STOCK

                                       OF

                           MICRONICS COMPUTERS, INC.

                                       AT

                              $2.45 NET PER SHARE

                                       BY

                       BOARDWALK ACQUISITION CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF

                        DIAMOND MULTIMEDIA SYSTEMS, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
         NEW YORK CITY TIME, ON FRIDAY, JUNE 12, 1998, UNLESS EXTENDED.

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the Common Stock, $0.01 par value per share (collectively, the "Shares") of Micronics Computers, Inc., a Delaware corporation (the "Company"), are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach BankBoston, N.A. (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This Notice of Guaranteed
Delivery may be delivered by hand or transmitted by facsimile transmission or United States mail, overnight mail or courier to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                                BANKBOSTON, N.A.

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
           By Mail:                    By Overnight Delivery:                    By Hand:
     c/o Boston Equiserve               c/o Boston Equiserve          Securities Transfer & Reporting
   Corporate Reorganization           Corporate Reorganization                Services, Inc.
          Department                         Department                    55 Broadway-3rd Floor
         P.O. Box 8029                    150 Royall Street                    New York, NY
     Boston, MA 02266-8029               Mail Stop 45-01-40             Attention: Delivery Window
                                          Canton, MA 02021

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Boardwalk Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Diamond
Multimedia Systems, Inc., a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 15, 1998
(the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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
Number of Shares:                                      Name(s) of Record Holder(s):

Certificate Numbers (if available):                    ------------------------------------------------

------------------------------------------------       ------------------------------------------------
                                                                    (Please Type or Print)
------------------------------------------------

Check ONE box if Share(s) will be tendered by          Address(es):
book entry transfer:                                   ------------------------------------------------
[ ] The Depository Trust Company                       ------------------------------------------------
[ ] Philadelphia Depository Trust Company

                                                       Area Code and Tel. No(s).:

Account No.:                                           Signature(s):

Date:                                                  ------------------------------------------------
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, all within three Nasdaq National Market trading days after the date hereof.

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
Name of Firm:
                                                   (AUTHORIZED SIGNATURE)
Address:                                           Name:
                                                   (PLEASE TYPE OR PRINT)
                                                   Title:
ZIP CODE
Area Code and Tel. No.:                            Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.